ASI Entertainment Appoints First SafeCell Licensee

ASI Entertainment, Inc. (OTCBB:ASIQ) announced today that it has signed a marketing licence agreement with Mr Edwin Chan for SafeCell, the Company's patent pending in flight mobile phone system.

The licence agreement comprises a payment of $100,000 for the marketing rights and a $100,000 investment in the Company based on one million shares at 10 cents per share.

The licence is for a two year term covering the Southern Asian region. As part of the agreement, Mr Chan will establish a marketing operation including promotional program. Mr Chan is a successful businessman and brings together a new team that will enhance the SafeCell opportunities in the region.

Ron Chapman, ASI CEO, stated "Edwin has been associated with the ASI Group for the past 2 years as the Asian Regional Director for ASiQ Limited Australia. Edwin's dedication and commitment to the ASI Group has been outstanding, and we are extremely pleased that he is now the first to come on board as a licensee for SafeCell."

SafeCell was created to allow passengers to use their mobile phones in aircraft, enabling them to send messages and data without incurring expensive roaming charges. SafeCell turns a normal mobile phone into a wireless communicator and communicates via satellite through the internet. SafeCell achieves this by downloading software onto the mobile phone, which enables it to operate like a normal messaging system. The SafeCell system connects via Bluetooth, so it suits all modern mobile phones including Blackberries, PDA's and new generation mobile phones that have wireless interface, such as iPhone.


Safe Harbor Disclosure:
Certain statements contained in this press release and periodic reports issued by ASI Entertainment, Inc., (ASIQ) (the "Company"), that are not historical facts are "forward-looking" statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief, or current expectations, estimates, or projections of the Company, its directors, or its officers about the Company and the industry in which it operates and are based on assumptions made by management. Forward-looking statements include without limitation statements regarding: (a) the Company's strategies regarding growth and business expansion, including future acquisitions; (b) the Company's financing plans; (c) trends affecting the Company's financial condition or results of operations; (d) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company's ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs;
(iv) changes in technology or customer requirements, which could render the Company's technologies noncompetitive or obsolete;
(v) new product introductions, product sales mix, and the geographic mix of sales. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information, contact

ASI Entertainment, Inc.
Phil Shiels, +61 3 9016 3021
phil.shiels@nextwaveinvestments.com.